Exhibit 10.61

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) information that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit. ***

SUBLEASE

1.	PARTIES.

This Sublease, dated May 18, 2022 (this “Sublease”) is made between Live Action, Inc., a Delaware corporation (“Live Action”) and Scilex Holding Company, a Delaware corporation (“Sublessee”). Collectively, Live Action and Sublessee are referred to as the “Parties”.

2.	MASTER LEASE.

Live Action is the lessee under a written lease dated December 29, 2020 (the “Master Lease”), wherein PA San Antonio Road, LLC, a California limited liability company (“Lessor”), leased to Live Action the premises located at 960 San Antonio Road, Units 200 and 201, Palo Alto, California 94303 (“Master Premises”). Sublessee acknowledges that it has received and reviewed a copy of the Master Lease. This Sublease is subject to the terms and conditions of the Master Lease.

3.	PREMISES AND PROJECT.

Live Action hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises: Unit 201 (the “Premises”). The Master Premises, the building containing the Master Premises (the “Building”), the Common Areas (as defined below), the land on which they are located along with all other buildings and improvements thereon are collectively referred to as the “Project”.

4.	CONDITION; NO IMPROVEMENTS.

Except as expressly set forth in this Sublease, Sublessee acknowledges that the Premises shall be taken in “AS IS” condition, broom clean, with HVAC installed and electric, water and sewer to the Premises and building code compliant restroom facilities installed or available to the Premises. Sublessee agrees and warrants that it has investigated and inspected the condition of the Premises and the Project and the suitability of same for Sublessee’s purposes, and Sublessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or suitability of the Premises or Project for Sublessee’s purposes. Sublessee further agrees that no improvements are to be made to the Premises except as expressly set forth in the Master Lease. The taking of possession of the Premises by the Sublessee shall conclusively establish that the Premises and the Project at such time in satisfactory and good condition.

5.	TERM.

The term (“Term”) of this Sublease shall commence when possession of the Premises has been given to Sublessee by Live Action after Lessor has consented to this Sublease (the “Commencement Date”), which is estimated to occur on approximately June 1, 2022, such date to be adjusted based on the actual date of commencement. The Term shall expire coterminous with the Master Lease on July 31, 2024. If Sublessee takes possession of the Premises on June 1, 2022, then the Term of this Lease will be for twenty-six (26) months. If for any reason Live Action does not deliver possession to Sublessee on the Commencement Date, the validity of this Sublease will not be impaired. Notwithstanding the foregoing, if Live Action has not delivered possession to Sublessee within ninety (90) days after the Commencement Date, then at any time thereafter and before delivery of possession of the Premises to Sublessee, Sublessee may give written notice to Live Action of Sublessee’s intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Live Action. If Live Action delivers possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Live Action fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelable by Sublessee, in which case (i) all consideration previously paid by Sublessee to Live Action on account of this Sublease shall be returned to Sublessee, (ii) this Sublease shall thereafter be of no further force or effect, and (iii) Live Action shall have no further liability to Sublessee on account of such delay or cancellation.

6.	RENT.

Sublessee shall pay to Live Action as rent (“Rent”), without deduction, setoff, notice or demand, at 960 San Antonio Road, Unit 200, Palo Alto, California 94303, or at such other place as Live Action shall designate from time to time by written notice to Sublessee, the sums per month set forth below, on the first day of each month during the Term, commencing on August 1, 2022. If the Term begins on a day other than the first day of a month, the Rent for such partial month shall be prorated on a per diem basis based on the actual number of days in the month in which the Sublease commences.

6/1/22 – 1/31/23	$[…***…]*

2/1/23 – 1/31/24	$[…***…]

2/1/24 – 7/31/24	$[…***…]

*No Rent payments will be due on June 1, 2022 and July 1, 2022.

Rent which is in default for more than five (5) days after due date shall accrue interest at a rate of five percent (5%) per annum on a daily basis until the amount is paid in full.

In this regard, all delinquent rental payments made shall be applied first toward interest due and the remaining toward delinquent rental payments.

7.	SECURITY DEPOSIT

A deposit by Sublessee in the amount of $[…***…] shall be due and payable at the signing of this Agreement, hereinafter referred to as the “Security Deposit”, and shall be held by Live Action as security for the faithful performance of the terms and conditions of the Agreement. The Security Deposit may not be used to pay the last month’s rent unless written permission is granted by Sublessee.

8.	PARKING.

Pursuant to the Master Lease, Live Action has non-exclusive use of twenty-five (25) unreserved parking stalls at the Project, and Sublessee may use ten (10) of those parking stalls.

9.	COMMON AREAS.

Sublessee will have the same rights to use Common Areas as Live Action under the Master Lease, and Sublessee must follow the same rules and regulations regarding the Common Areas that Live Action must follow under the Master Lease. Sublessee acknowledges that the Lessor has certain rights to make changes to the Common Areas under the Master Lease. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Live Action, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including loading area, trash area, roadways, walkways, driveways and landscaped area. The fenced area next to the emergency exit to the Building is not a Common Area and is to be used solely for emergency egress from the Building.

10.	PERMITTED USE.

Sublessee may use the Premises only for general office purposes and related legal uses.

11.	UTILITIES.

Other than HVAC use beyond Business Hours or extraordinary utility use beyond normal office use (as determined by the Lessor in accordance with the Master Lease), Sublessee will not be responsible for any utility payments. The charge for HVAC use beyond Business Hours will be at a cost per hour of use as reasonable determined by Lessor to cover the extra utility use and wear and tear on the HVAC system. “Business Hours” are from 7:00 am to 6:00 pm Monday through Friday, except national holidays.

12.	OTHER PROVISIONS OF MASTER LEASE.

All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Live Action were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises. Sublessee assumes and agrees to perform Live Action’s obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Live Action in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Live Action shall make reasonable commercial efforts to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease. Notwithstanding the foregoing, if the Master Lease gives Live Action any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Live Action shall not constitute a default or breach hereunder.

13.	INSURANCE.

Sublessee shall maintain all insurance policies in the amounts described in Section 9 of the Master Lease. Sublessee shall add Live Action as an additional insured to the liability insurance described in Section 9.1 of the Master Lease by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers of Landlords of Premises” Endorsement. Sublessee shall provide Live Action with written evidence that Sublessee maintains the property insurance described in Section 9.2 of the Master Lease. In the event Sublessee fails to obtain such insurance required hereunder and fails to maintain the same in force continuously during the term, Live Action may, but shall not be required to, obtain the same and charge the Sublessee for same as additional rent. Furthermore, Sublessee agrees not to keep upon the Premises any articles or goods which may be prohibited by the standard form of fire insurance policy, and in the event Live Action’s insurance rates applicable to fire and extended coverage covering the Premises are increased by reason of any use of the Premises made by Sublessee, then Sublessee shall pay to Live Action, upon demand, such increase in insurance premium as shall be caused by said use or Live Action’s proportionate share of any such increase.

14.	DEFAULT AND REPOSSESSION.

In the event that the Sublessee fails to pay any rent or other amount due hereunder, or any part thereof, when the same are due and payable, or shall otherwise be in default of any other terms of this Sublease for a period of more than fifteen (15) days, after receiving notice of said default, then the Parties expressly agree that Live Action may declare this Sublease terminated and may immediately re-enter the Premises and take possession of the same together with any of Sublessee’s personal property, equipment or fixtures left on the Premises which items may be held by Live Action as security for Sublessee’s eventual payment and/or satisfaction of rental defaults or other defaults of Sublessee under this Sublease. If Sublessee is in default, then Live Action is entitled to take any and all action to protect Live Action’s interest in the personal property and equipment, to prevent the unauthorized removal of said property or equipment which threatened action would be deemed to constitute irreparable harm and injury to Live Action in violation of its security interest in said items of personal property. Furthermore, in the event of default, Live Action may expressly undertake all reasonable preparations and efforts to release the Premises including, but not limited to, the removal of all inventory, equipment or leasehold improvements of Sublessee’s, at the Sublessee’s expense, without the need to first procure an order of any court to do so, although obligated in the interim to undertake reasonable steps and procedures to safeguard the value of Sublessee’s property, including the storage of the same, under reasonable terms and conditions at Sublessee’s expense, and, in addition, it is understood that Live Action may sue Sublessee for any damages or past rents due and owing and may undertake all and additional legal remedies then available.

15.	INDEMNIFICATION.

Sublessee hereby covenants and agrees to indemnify, defend and hold Live Action harmless from any and all claims or liabilities which may arise from any cause whatsoever as a result of Sublessee’s use and occupancy of the Premises, and further shall indemnify Live Action for any losses which Live Action may suffer in connection with the Sublessee’s use and occupancy or care, custody and control of the Premises. Sublessee also hereby covenants and agrees to indemnify and hold harmless Live Action from any and all claims or liabilities which may arise from any latent defects in the subject Premises that Live Action is not aware of at the signing of the Sublease or at any time during the Term.

16.	NO DEFAULT BY LIVE ACTION UNDER MASTER LEASE.

Live Action represents and warrants to Sublessee that Live Action is not now, and as of the commencement of the Term, will not be, in default or breach of any of the provisions of the Master Lease, and that Live Action has no knowledge of any claim by Lessor that Live Action is in default or breach of any of the provisions of the Master Lease.

17.	SUBLET/ASSIGNMENT

Sublessee may not transfer or assign this Sublease, or any right or interest hereunder or sublet the Premises or any part thereof without first obtaining the prior written consent and approval of Live Action.

18.	ATTORNEYS’ FEES.

If Live Action or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

19.	NOTICES.

All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by Live Action to Sublessee shall be hand delivered to the Sublessee at the Premises, or to such other place as Sublessee may from time to time designate in a notice to Live Action. All notices and demands by the Sublessee to Live Action shall be hand delivered to Live Action at the address set forth above, and to such other person or place as Live Action may from time to time designate in a notice to the Sublessee. Notwithstanding the foregoing, any notice to be delivered to a location outside of the Project may be delivered by US mail, overnight courier service of recognized standing or hand. All hand delivered notices will be effective upon receipt. All notices delivered by courier will be effective one (1) business day after being deposited with an overnight courier service of recognized standing, and all notices sent by US mail will be effective four (4) days after being deposited in the U.S. mail, first class with postage prepaid.

20.	SEVERABILITY.

The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

21.	AMENDMENT.

This Sublease may be modified only by written instrument signed by both Parties.

22.	HEADINGS.

The section headings contained in this Sublease are solely for the purpose of convenience and shall not be deemed a part of this Agreement.

23.	TIME OF ESSENCE.

Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Sublease.

24.	ENTIRE AGREEMENT.

This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

25.	GOVERNING LAW; VENUE.

This Sublease shall be governed by and construed under the laws of the State of California. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined only in either a federal or state court sitting in Santa Clara County, California and each party hereto agrees to the exclusive jurisdiction of such courts.

26.	FURNITURE AND EQUIPMENT FOR PURCHASE AT TERMINATION OF SUBLEASE.

At the expiration of the Term, if Sublessee is not in default at such time and his not been in default at any time during the Term, then Sublessee may purchase the following furniture and equipment being maintained in the Premises on the date hereof:

•	4 office desks

•	Meeting table and chairs from conference room

•	Desks that are currently in offices

•	4 mounted TV’s

•	Reception desk

The price for purchasing all the furniture and equipment listed above will be One Dollar ($1.00).

REMAINDER OF PAGE HAS INTENTIONALLY BEEN LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this Sublease to be effective as of the date first written above.

SUBLESSOR:	SUBLESSEE:

LIVE ACTION, INC.	SCILEX HOLDING COMPANY

/s/ Francine Geist	/s/ Jaisim Shah
Name: Francine Geist	Name: Jaisim Shah
Title: CEO	Title: CEO

LANDLORD’S CONSENT TO SUBLEASE

PA San Antonio 960, LLC (“Lessor”), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor’s execution hereof, Live Action is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended, modified or supplemented.

PA SAN ANTONIO 960, LLC

/s/ Scott Hassan
Name: Scott Hassan
Title: Manager

Date: 6/7/2022

CONSULT YOUR ADVISORS - No representation or recommendation is made by Broker as to the legal sufficiency or tax consequences of this document or the transaction to which it relates. These are questions for your attorney.

In any real estate transaction, it is recommended that you consult with a professional such as a civil engineer, physical inspector or other person with experience in evaluating the condition of the property, including the possible presence hazardous materials.